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                                                                    Exhibit 99.1


                                    P R O X Y



Shareholder:

Shares:

Class:



         The undersigned hereby appoints Douglas K. Chandler, as proxy (the "Proxy") with full power of substitution, to vote all shares of Common Stock (the "Common Stock"), held of record by the undersigned on March 20, 2002 at the Company's Special Meeting of Shareholders to be held April 25, 2002, 10:00am MST and at any postponement or adjournment thereof.



1. To adopt the Agreement and Plan of Merger and Reorganization by and among Science & Engineering Associates, Inc., The Titan Corporation, and Thunderbird Acquisition, Inc. dated February 23, 2002, to adopt the related Escrow Agreement by and among Science and Engineering Associates, Inc., The Titan Corporation, Thunderbird Acquisition, Inc., and a bank to be named later as Escrow Agent, to adopt the related Voting Agreements by and among The Titan Corporation and the various shareholders named therein, and to approve of the Plan of Merger pursuant to which Thunderbird Acquisition, Inc. will merge with and into Science & Engineering Associates, Inc., with Science & Engineering Associates, Inc. becoming a wholly owned subsidiary of The Titan Corporation.

                  / /  FOR               / / AGAINST            / / ABSTAIN


2. To approve the termination of the First Amended and Restated Science & Engineering Associates, Inc. 1997 Incentive Stock Option and Nonqualified Stock Option Plan; SEA 401(k) Employee Stock Ownership Plan; Second Amended and Restated SEA Payroll Deduction Stock Purchase Plan; SEA Employee Stock Purchase Plan; Science & Engineering Associates, Inc. Vesting Stock Bonus Plan;

                  / /  FOR               / / AGAINST            / / ABSTAIN


3. In its discretion, the Proxy is authorized to vote upon such matters as may properly come before the Meeting or any postponement or adjournment thereof:

                  / /  FOR               / / AGAINST            / / ABSTAIN


You are urged to cast your vote by marking the appropriate boxes.


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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE
UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED FOR ITEMS NOS. 1 AND 2 AND ON ANY OTHER MATTER COMING BEFORE THE MEETING IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all the said attorneys, agents, proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please complete, sign, date and return this Proxy in the enclosed envelope, or deliver to Science and Engineering Associates, Inc., 6100 Uptown Boulevard NE, Suite 700, Albuquerque, New Mexico, 87110.




SIGNATURE(S)                                                DATE
            ----------------------------------------------       ---------------

NOTE: Please date this Proxy and sign your names exactly as it appears hereon.